(a)(55)

AMENDMENT NO. 45 TO TRUST INSTRUMENT OF

VOYA FUNDS TRUST

Name Change of Series

Effective: November 8, 2019

THIS AMENDMENT NO. 45 TO THE TRUST INSTRUMENT OF VOYA FUNDS TRUST (“VFT”), a Delaware statutory trust, dated July 30, 1998, as amended (the “Trust Instrument”), reflects resolutions adopted by the Board of Trustees of VFT on May 23, 2019, with respect to Voya Government Money Market Fund II, a series of VFT (the “Fund”), acting pursuant to the Trust Instrument, including Article XI, Section 11.8 of VFT’s Trust Instrument.  The resolutions serve to change the name of the Fund, effective November 8, 2019 .

VOYA FUNDS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of Voya Funds Trust (“VFT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of VFT at a meeting held on May 23, 2019 with regard to the name change of one series of VFT, effective November 8, 2019:

WHEREAS, Article XI, Section 11.8 of the Trust Instrument dated July 30, 1998 (the “Trust Instrument”) of Voya Funds Trust (“VFT”) provides that the Board of Trustees may amend the Trust Instrument; so be it

RESOLVED, that the change in name from “Voya Government Money Market Fund II” to “Voya Government Money Market Fund,” or a substantially similar name be, and it hereby is, approved, and the officers of VFT be, and each hereby is, authorized, with the advice of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an amendment to the Trust Instrument to change the name of the series, to be effective on a date deemed appropriate by the officers of VFT; and

FURTHER RESOLVED, that the officers of VFT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to, filing with the U.S. Securities and Exchange Commission supplement(s) and post-effective amendment(s) to VFT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Dated:	August 1, 2019